Exhibit 10.01

SECOND AMENDMENT TO 364-DAY CREDIT AGREEMENT

THIS SECOND AMENDMENT TO 364-DAY CREDIT AGREEMENT (this “Amendment”), dated as of March 28, 2003, is entered into among WELLPOINT HEALTH NETWORKS INC., a Delaware corporation (the “Borrower”), the Lenders identified on the signature pages hereto as the existing Lenders (the “Existing Lenders”), the Lenders identified on the signature pages hereto as the new Lenders (the “New Lenders”), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and JPMORGAN CHASE BANK, as syndication agent (in such capacity, the “Syndication Agent”).  Terms used but not otherwise defined herein shall have the meanings provided in the Existing Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders party thereto, the Administrative Agent and the Syndication Agent entered into that certain Credit Agreement, dated as of March 30, 2001, as amended by that certain First Amendment to 364-Day Credit Agreement, dated as of March 29, 2002 (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested to extend the Commitment Termination Date for an additional 364 day period, and the Existing Lenders have agreed to extend their respective Commitments and amend the Existing Credit Agreement in accordance with such request and as provided herein; and

WHEREAS, the Borrower, the Existing Lenders and the New Lenders have agreed that the New Lenders shall become parties to the Existing Credit Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1  Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Amendment No. 2 Effective Date” is defined in Subpart 3.1.

SUBPART 1.2  Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1  Amendments to Section 1.01.  Section 1.01 of the Existing Credit Agreement is hereby amended in the following respects:

(a)           The definition of “Commitment Termination Date” is hereby amended in its entirety to read as follows:

“Commitment Termination Date” shall mean the date 364 days following March 28, 2003.

(b)           The definition of “Maturity Date” is hereby amended in its entirety to read as follows:

“Maturity Date” shall mean the date one year following the Commitment Termination Date.

SUBPART 2.2  Amendments to Section 2.14.  Sections 2.14(a) and (b) of the Existing Credit Agreement are hereby amended and restated in the following respects:

Section 2.14         Interest.

(a)           The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate; provided, however, ABR Loans outstanding on the Commitment Termination Date shall bear interest at a rate per annum equal to the Alternate Base Rate plus .125% until paid in full.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate; provided, however, Eurodollar Loans outstanding on the Commitment Termination Date shall bear interest at a rate per annum equal to the LIBO Rate plus the Applicable Rate plus .125% until paid in full.

SUBPART 2.3  Amendments to Section 2.19.  The penultimate sentence in Section 2.19(a) of the Existing Credit Agreement is hereby amended and restated as follows:

“If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension; provided, however, that if the Maturity Date is not a Business Day, the date for payment shall be on the next preceding Business Day.”

SUBPART 2.4  Amendments to Section 3.10.  Section 3.10 of the Existing Credit Agreement is hereby amended and restated as follows:

Section 3.10     ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000,000 the fair market value of the assets of all such underfunded Plans.

SUBPART 2.5  Amendments to Section 9.12.  Clause (f) of Section 9.12 of the Existing Credit Agreement is hereby amended and restated as follows:

(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, any securitization of or Hedging Agreement with respect to such rights or obligations,

SUBPART 2.6  Amendments to Schedule 2.01.  Schedule 2.01 of the Existing Credit Agreement is hereby replaced with Schedule 2.01 attached hereto.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1  Amendment No. 2 Effective Date.  This Amendment shall be and become effective as of the date hereof (the “Amendment No. 2 Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment”.

SUBPART 3.2  Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Existing Lenders, the New Lenders, the Administrative Agent and the Syndication Agent.

SUBPART 3.4  Fees and Expenses.  The Borrower has paid all fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein including, without limitation, the legal fees and expenses of Moore & Van Allen, counsel to the Administrative Agent.

SUBPART 3.5  Other Items.  The Administrative Agent shall have received such other documents, agreements or information that may be reasonably requested by the Administrative Agent.

PART 4

JOINDER OF NEW LENDERS

From and after the Amendment No. 2 Effective Date, each of the New Lenders shall be a party to and be bound by the provisions of the Existing Credit Agreement (as amended hereby) and shall have the rights and obligations of a Lender thereunder.

Each New Lender (i) confirms that it has received a copy of the Existing Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Existing Credit Agreement (as amended hereby); (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Existing Credit Agreement (as amended hereby) as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Existing Credit Agreement (as amended hereby) are required to be performed by it as a Lender; and (v) which is not a United States person shall have attached all forms required under Section 2.18(e) of the Existing Credit Agreement.

PART 5

MISCELLANEOUS

SUBPART 5.1  Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent, the Existing Lenders and the New Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Amended Credit Agreement and (b) the representations and warranties set forth in Section 3 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

SUBPART 5.2  Reaffirmation of obligations.  The Borrower hereby ratifies the Existing Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Existing Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Existing Credit Agreement.

SUBPART 5.3  Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.4  Instrument Pursuant to Existing Credit Agreement.  This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.5  References in Other Credit Documents.  At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” in the Existing Credit Agreement shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.

SUBPART 5.6  Counterparts/Telecopy.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 5.7  Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 5.8  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.9  General.  Except as amended hereby, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to 364-Day Credit Agreement as of the date first above written.

BORROWER:	WELLPOINT HEALTH NETWORKS INC., a Delaware corporation

	By:	/s/ R.DAVID KRETSCHMER
	Name:	R.David Kretschmer
	Title:	Vice President and Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ KEVIN L. AHART
	Name:	Kevin L. Ahart
	Title:	Assistant Vice President

SYNDICATION AGENT:	JPMORGAN CHASE BANK

	By:	/s/ JAMES S. ELY III
	Name:	James S. Ely III
	Title:	Managing Director

EXISTING LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ RICHARD L. NICHOLS, JR.
	Name:	Richard L. Nichols, Jr.
	Title:	Managing Director

JPMORGAN CHASE BANK

	By:	/s/ JAMES S. ELY III
	Name:	James S. Ely III
	Title:	Managing Director

NEW LENDERS:	LEHMAN BROTHERS BANK, FSB

	By:	/s/ GARY T. TAYLOR
	Name:	Gary T. Taylor
	Title:	Vice President

CITICORP USA, INC.

	By:	/s/ PETER C. BICKFORD
	Name:	Peter C. Bickford
	Title:	Vice President

MELLON BANK, N.A.

By:	/s/ MARSHA WICKER
Name:	Marsha Wicker
Title:	Vice President

BANK ONE, N.A.

By:	/s/ VINCENT K. KELLY
Name:	Vincent K. Kelly
Title:	Managing Director

BNP PARIBAS

By:	/s/ C. BETTLES
Name:	C. Bettles
Title:	Managing Director

By:	/s/ JANICE S. H. HO
Name:	Janice S. H. Ho
Title:	Director

THE BANK OF TOKYO-MITSUBISHI, LTD. SEATTLE BRANCH

By:	/s/ KOSUKE TAKAHASHI
Name:	Kosuke Takahashi
Title:	Vice President

CREDIT SUISSE FIRST BOSTON,
Acting through its Cayman Islands Branch

By:	/s/ CHRISTOPHER LALLY
Name:	Christopher Lally
Title:	Vice President

By:	/s/ JENNIFER A. PIEZA
Name:	Jennifer A. Pieza
Title:	Associate

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ IAIN STEWART
Name:	Iain Stewart
Title:	Director

By:	/s/ PATRICK DU ILLY
Name:	Patrick du Illy
Title:	Associate

SOCIETE GENERALE

By:	/s/ RICHARD BERNAL
Name:	Richard Bernal
Title:	Director

BANCA DI ROMA

By:	/s/ LUCA BALESTRA
Name:	Luca Balestra
Title:	Senior Vice President and Manager

By:	/s/ RICHARD G. DIETZ
Name:	Richard G. Dietz
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ REBECCA K. LEVINE
Name:	Rebecca K. Levine
Title:	Vice President

UBS AG, CAYMAN ISLANDS BRANCH

By:	/s/ PATRICIA O’KICKI
Name:	Patricia O’Kicki
Title:	Director

By:	/s/ WILFRED SAINT
Name:	Wilfred Saint
Title:	Associate Director

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ AL GALLUZZO
Name:	Al Galluzzo
Title:	Senior Vice President

SUNTRUST BANK

By:	/s/ W. BROOKS HUBBARD
Name:	W. Brooks Hubbard
Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ THOMAS L. STITCHBERRY
Name:	Thomas L. Stitchberry
Title:	Managing Director

FLEET NATIONAL BANK

By:	/s/ MARYANN S. SMITH
Name:	Maryann S. Smith
Title:	Director

WELLS FARGO BANK

By:	/s/ PETTY CHOU
Name:	Petty Chou
Title:	Vice President

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ MICHAEL DORN
Name:	Michael Dorn
Title:	Vice President

SCHEDULE 2.01

COMMITMENTS

(364-Day Credit Agreement)

Lender	Commitment Amount	Commitment Percentage
Bank of America, N.A.	$17,500,000	7.000000000%
JPMorgan Chase Bank	$17,500,000	7.000000000%
Bank One, N.A.	$15,000,000	6.000000000%
Citicorp USA, Inc.	$15,000,000	6.000000000%
Mellon Bank, N.A.	$12,500,000	5.000000000%
Credit Suisse First Boston	$12,500,000	5.000000000%
The Bank of New York	$12,500,000	5.000000000%
SunTrust Bank	$17,500,000	7.000000000%
UBS AG, Cayman Islands Branch	$12,500,000	5.000000000%
Deutsche Bank AG New York Branch	$12,500,000	5.000000000%
Lehman Brothers Bank, FSB	$12,500,000	5.000000000%
Wachovia Bank, National Association	$12,500,000	5.000000000%
Fleet National Bank	$10,625,000	4.250000000%
BNP Paribas	$19,375,000	7.750000000%
Sumitomo Mitsui Banking Corporation	$8,750,000	3.500000000%
Societe Generale	$8,750,000	3.500000000%
Banca Di Roma	$6,250,000	2.500000000%
The Bank of Tokyo-Mitsubishi, Ltd., Seattle Branch	$6,250,000	2.500000000%
U.S. Bank, National Association	$15,000,000	6.000000000%
Wells Fargo Bank	$5,000,000	2.000000000%

Total:	$250,000,000.00	100.000000000%